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                               VARLEN CORPORATION
                               55 Shuman Boulevard
                              Naperville, IL 60566

                                                May 14, 1999

Mr. Richard A. Nunemaker
141 Cottage Hill Avenue
Elmhurst, Ill. 60126

Dear Rick:

      This letter is written in reference to your participation in the Varlen Corporation Supplemental Executive Retirement Plan ("SERP"). Varlen Corporation (the "Company") hereby agrees that, notwithstanding anything to the contrary in
Section 12.9 of the SERP: (a) if the Internal Revenue Service makes a final determination that any amount paid to you under the SERP constituted a "parachute payment" as defined in Section 280G of the Internal Revenue Code ("Code") and the regulations thereunder, you will not be required to repay such amount to the Company or the SERP by reason of such determination; and (b) the Company will reimburse you for any amounts you are required to pay pursuant to
Section 4999 of the Code as a result of any payments made to you pursuant to the SERP.

                                          Very truly yours,

                                          VARLEN CORPORATION


                                          By: /s/ Greg A. Rosenbaum
                                             -------------------------
Agreed to:


/s/ Richard A. Nunemaker     May 14, 1999
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Richard A. Nunemaker